Exhibit 10.1(c)

SECOND AMENDMENT TO FINANCE AGREEMENT

This Second Amendment to Finance Agreement (“Amendment”) is dated as of August 24, 2005, by and between COASTAL CREDIT, L.L.C., a Virginia limited liability company with its principal office located at 3852 Virginia Beach Boulevard, Virginia Beach, Virginia 23452 (the “Borrower”) and WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC., an Iowa corporation with its principal office located at 800 Walnut Street, Des Moines, Iowa 50309 (“WFFPC”).

BACKGROUND

A.  On April 16, 2001, Borrower and WFFPC entered into a certain Amended Finance Agreement (as amended or modified from time to time, the “Finance Agreement”) and related agreements, instruments and documents among Borrower and WFFPC (collectively, with the Finance Agreement referred to as the “Credit Documents”).

B.  Capitalized terms used but not defined in this Amendment shall have the meanings respectively ascribed to them in the Finance Agreement.

C.  Borrower and WFFPC desire to amend the Finance Agreement as provided herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows.

AMENDMENTS

1.  CERTAIN DEFINITIONS. Section 1.1 of the Finance Agreement is amended by deleting the prior definitions of “Commitment,” “Credit Documents,” “Eligible Receivables” and “Termination Date” and by inserting the following in their respective alphabetical positions:

“Commitment” means the maximum principal amount which WFFPC has agreed may be loaned to the Borrower pursuant to Article 2 hereof, being, on the date hereof, $80,000,000.00. Effective July 20, 2006, and provided that Borrower is not then in default under terms of this Agreement, the Commitment shall increase to $100,000,000.00.

“Credit Documents” means this Agreement, the Note, the Guaranty, the Subordination Agreements, the Custodian Agreement and any and all additional documents, instruments, agreements and other writings executed and delivered pursuant to or in connection with this Agreement.

“Eligible Receivables” means, as of the date of determination, Receivables (net of unearned interest and unearned discount or insurance premiums and commissions thereon) which are Chattel Paper, which conform to the warranties set forth in Section 4.1 hereof, in which WFFPC has a validly perfected first priority Lien, and which are not any of the following: (i) Receivables for which a payment is 90 or more days past due on a contractual basis; (ii) Receivables which have been deferred more than two times during the same calendar year, or more than six times over the contract term; (iii) Receivables subject to foreclosure, repossession or bankruptcy proceedings or the account debtor with respect to which is a debtor under the Bankruptcy Code; (iv) Receivables from officers, employees or shareholders of the Borrower or any Affiliate; (v) Interest Only Accounts; (vi) Receivables missing titles after 120 days from their origination date; and (vii) Receivables which, in WFFPC’s reasonable discretion, do not constitute acceptable collateral.

“Guarantor” means White River Capital, Inc., an Indiana corporation.

“Guaranty” means the Unconditional Guaranty Agreement substantially in the form attached hereto as Exhibit “J,” as the same may be amended, modified, restated or extended from time to time.

“Stated Maturity Date” means December 31, 2009, as such date may be extended from time to time in accordance with the provisions of Section 2.4 of this Agreement.

“Termination Date” means the earlier of (a) the Stated Maturity Date; or (b) the date on which the Commitment is terminated and the Loan becomes due and payable pursuant to Section 9.1 of this Agreement.

2.  The Note. Section 2.2 of the Finance Agreement is amended by deleting Section 2.2 in its entirety and by replacing it with the following:

The Note. The indebtedness of the Borrower to WFFPC hereunder shall be evidenced by a Note executed by the Borrower in favor of WFFPC, which shall be substantially in the form of Exhibit “D” of this Agreement, dated the same date as this Agreement. Said Note shall be executed and delivered in substitution for and replacement of, but not in payment or satisfaction of, the Borrower's Secured Promissory Note, dated as of March 22, 2004, payable to the order of the Lender, in the stated principal amount of $80,000,000. The principal amount of the Note will be $100,000,000.00; provided, however, that notwithstanding the face amount of the Note, Borrower’s liability under the Note shall be limited at all times to its actual indebtedness (principal, interest and fees) then outstanding and owing to WFFPC hereunder.

3.  Extension and Adjustment of Termination Date. Section 2.4 of the Finance Agreement is amended by deleting prior Section 2.4 in its entirety and replacing it with the following:

Extension and Adjustment of Stated Maturity Date. Upon the mutual agreement of all parties to this agreement, the Stated Maturity Date may be extended. Any extension to the Stated Maturity Date shall be in writing and executed by the authorized representatives of each party.

4.  Interest. Section 2.6 of the Finance Agreement is amended by deleting prior subparagraph 2.6(a) in its entirety and replacing it with the following:

(a)  In the absence of an Event of Default or Default hereunder, and prior to maturity, the outstanding balance of the Loan will bear interest at an annual rate determined in accordance with the following formula:

(i)  Interest shall accrue at the Base Rate plus 2.85% during any calendar quarter immediately following the end of a quarter in which the Borrower’s Senior Debt to Capital Base Ratio is less than 2.5.

(ii)  Interest shall accrue at the Base Rate plus 3.10% during any calendar quarter immediately following the end of a quarter in which the Borrower’s Senior Debt to Capital Base Ratio equals or exceeds 2.5 but is 3.25 or less.

(iii)  Interest shall accrue at the Base Rate plus 3.35% during any calendar quarter immediately following the end of a quarter in which the Borrower’s Senior Debt to Capital Base Ratio exceeds 3.25.

Interest shall be payable monthly in arrears on the first day of each month commencing on the first such date after the first Advance under the Loan and continuing until the Commitment is terminated and Borrower’s indebtedness thereunder is paid in full. Interest as provided hereunder will be calculated on the basis of a 360 day year and the actual number of days elapsed.

The rate of interest provided for hereunder is subject to increase or decrease when and as the Base Rate increases or decreases in an amount corresponding to the change in the Base Rate. Any such change in interest rate hereunder shall take effect the first day of the month following a change in the Base Rate.

5.  Prepayment. Section 2.8 of the Finance Agreement is amended by deleting subparagraph (a) and by replacing it with the following:

(a)Optional Prepayments. Borrower may prepay the Loan from time to time, in full or in part not to exceed $100,000 without notice, and, in part, in excess of $100,000 upon 7 Business Day’s prior notice to WFFPC without premium or penalty, provided that (i) in the event Borrower repays the Loan in full prior to the Stated Maturity Date, the Borrower shall pay a sum equal to 1% of the Commitment as a prepayment penalty; (ii) prepayments shall be in a minimum amount of $10,000 and $10,000 increments in excess thereof; and (iii) partial prepayments prior to the Termination Date shall not reduce WFFPC’s Commitment under this Agreement and may be reborrowed, subject to the terms and conditions hereof for borrowing, and partial prepayments will be applied first to accrued interest and fees and then to outstanding Advances.

6.  Restricted Payments. Section 7.2 of the Finance Agreement is amended by deleting that Section in its entirety and by replacing it with the following:

Restricted Payments. Make any Restricted Payment, except that the Borrower may (a) make distributions to its members in amounts equal to the state and federal income taxes owed by such member in respect of taxable income of the Borrower; (b) make payments of principal and interest on Subordinated Debt, provided immediately prior to and after giving effect to any distribution or payment no Default or Event of Default shall exist; and (c) make distributions to its members provided that the aggregate amount of all distributions made pursuant to subparagraphs (a) and (c) of this Section 7.2 do not exceed 50% of Borrower’s net income for the year in which the distributions are made as determined in accordance with GAAP by the Borrower’s year-end audited financial statement for such year, and provided further that immediately prior to and after giving effect to any such distribution or payment no Default or Event Default shall exist.

No violation of subparagraph (c) of this Section 7.2 shall be deemed to have occurred unless, at the time Borrower’s audited financial statements are completed for a fiscal year, it is determined that total distributions under subparagraphs (a) and (c) made during such year exceeded 50% of Borrower’s net income for such year, as reflected in such audited financial statements.

7.  Change in Ownership or Control. Subparagraph 8.7 (d) of the Finance Agreement is amended by adding the following sentence to the end of that Subparagraph:

It shall be deemed a violation of this Subparagraph if and when William McKnight ceases to act as the President and Chief Executive Officer of the Borrower without the prior written consent of WFFPC.

8.  Credit Documents. Section 8.9 of the Finance Agreement is amended by deleting that Section in its entirety and by replacing it with the following:

Credit Documents. An event of default (however defined) shall occur under any Credit Document or under any other security agreement, guaranty, mortgage, deed of trust, assignment or other instrument or agreement securing or supporting any obligation of the Borrower under this Agreement or under the Note.

9.  Guarantor. Article 8 of the Finance Agreement is amended by adding the following new Section 8.10:

Guarantor. The Guarantor shall repudiate, purport to revoke or fail to perform Guarantor’s obligations under Guarantor’s Guaranty in favor of the WFFPC, or a petition shall be filed by or against Guarantor under the United States Bankruptcy Code naming Guarantor as debtor.

10.  Note and Guaranty. Exhibit “D” to the Finance Agreement is amended by deleting the form of Note used as the current Exhibit “D” and replacing it with the form of Note attached to this Amendment as Exhibit “D.” The Finance Agreement is further amended by adding to it, as Exhibit “J,” the Guaranty attached to this Amendment as Exhibit “J.”

11.  Legal and Filing Fees. Borrower agrees to pay immediately upon demand therefor, all legal fees and out-of-pocket expenses of WFFPC related to this Amendment, including the preparation, negotiation, documentation, execution, filing and delivery thereof.

12.  Acknowledgment of Indebtedness/Release. By its execution of this Agreement, Borrower acknowledges and agrees that as of August 24, 2005, there was due and owing to WFFPC under the Finance Agreement the principal sum of $53,500,000.00 plus continually accruing interest, without defense or right of setoff or counterclaim of any kind. Borrower does hereby release WFFPC, its employees, officers, directors and agents from any and all liability for any act or failure to act or for any claim based upon any other theory of liability whether grounded in contract or tort or otherwise, whether known or unknown at this time, arising out of any matter occurring prior to the date of this Agreement. This Release shall be binding on the Borrower and its respective heirs, successors and assigns.

13.   Effectiveness Conditions. This Amendment shall be effective upon the completion of the following conditions precedent:

a.	Execution and delivery by Borrower of this Amendment to WFFPC;

b.
Execution and delivery by Borrower of the Note attached to this Amendment as Exhibit “D” to WFFPC, which Note shall be accepted by WFFPC in substitution for and replacement of, but not in payment or satisfaction of, the Borrower's Secured Promissory Note, dated as of March 22, 2004, payable to the order of the Lender, in the stated principal amount of $80,000,000;

c.	Execution and delivery by Guarantor of the Guaranty attached to this Amendment as Exhibit “J” to WFFPC;

d.
Execution and delivery to WFFPC of a certified copy of Resolutions of Borrower’s managers authorizing the execution, delivery and performance of this Amendment and all other documents and instruments to be executed in connection with the Amendment; and designating the appropriate officers to execute and deliver this Amendment and all other documents and instruments to be executed in connection herewith; and

e.	Such other matters as WFFPC may require.

14.  Representations and Warranties. Borrower represents and warrants to WFFPC that:

a.	All warranties and representations made to WFFPC under the Finance Agreement are true and correct as of the date hereof;

b.
The execution and delivery by Borrower of this Amendment and the performance of it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary company action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower;

c.	This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms; and

d.
No Default or Event of Default or any event which would constitute an Event of Default with the giving of notice or the passage of time, or both, has occurred under the Finance Agreement or any of the other Credit Documents.

15.  Collateral. As security for the payment of the obligations under the Finance Agreement and satisfaction by Borrower of all covenants and undertakings contained in the Finance Agreement, Borrower reconfirms the prior security interest and lien in and to all right, title and interest in and to the Collateral.

16.  Ratification of Existing Finance Agreement. Except as expressly set forth herein, all of the terms and conditions of the Finance Agreement are hereby ratified and confirmed and shall continue unchanged and in full force and effect. All references to the Finance Agreement shall mean the Finance Agreement as modified by this Amendment.

17.  Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Iowa, excluding its conflict of laws rules.

18.  Counterparts. This Amendment may be executed in any number of counterparts, each f which shall be an original and all of which shall constitute one agreement and it shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart.

19.  This Amendment shall be incorporated into and deemed a part of the Finance Agreement.

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IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BORROWER:	COASTAL CREDIT, L.L.C.

	By:	/s/ William E. McKnight
	Name:	William E. McKnight
	Title:	President

LENDER:	WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC.

	By:	/s/ Tom Murphy
	Name:	Tom Murphy
	Title:	Senior Vice-President

EXHIBIT “D”

PROMISSORY NOTE

$100,000,000.00	August ___, 2005 Des Moines, IA

For value received, COASTAL CREDIT, L.L.C. (“Borrower”), a Virginia limited liability company, promises to pay to the order of WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC. (herein “WFFPC”), on the Termination Date, as defined in the Amended Finance Agreement defined below, the principal amount of $100,000,000.00 or such lesser amount as is outstanding under the Loan made by WFFPC to Borrower pursuant to the Finance Agreement. Borrower also promises to pay interest on the unpaid outstanding principal amount from the date hereof until this Note is paid in full at the rates as, from time to time, are applicable pursuant to and in accordance with Section 2.6 of the Finance Agreement. Any overdue payment of principal and to the extent permitted by law overdue interest shall be payable pursuant to and in accordance with Section 2.6 of the Finance Agreement. Interest shall be calculated and payable on the terms set forth in Section 2.6 of the Finance Agreement.

All principal and interest shall be payable in lawful money of the United States of America and in Federal or other funds immediately available before 12:00 noon, Iowa time, on any Business Day by wire transfer to the office of WFFPC located at 800 Walnut Street, Des Moines, Iowa 50309, or to such other address as WFFPC otherwise directs.

This Promissory Note (herein, the “Note”) is the Note referred to in the Amended Finance Agreement dated as of April 16, 2001, between Borrower and WFFPC (as amended from time to time, the “Finance Agreement”). Reference is made to the Finance Agreement for provisions relating to prepayment and acceleration hereof, and the collateral security for the obligations of the Borrower hereunder. Capitalized terms used but not otherwise defined in this Note shall have the meanings given to them in the Finance Agreement.

The occurrence of an Event of Default under the Finance Agreement constitutes an Event of Default under this Note and entitles WFFPC, in accordance with the Finance Agreement, to declare this Note immediately due and payable.

Borrower hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, excepting any notice requirements set forth in the Finance Agreement.

In the event any interest rate applicable hereto is in excess of the highest rate allowable under applicable law, then the rate of such interest will be reduced to the highest rate not in excess of such maximum allowable interest and any excess previously paid by any Borrower shall be deemed to have been applied against the principal.

D-1

BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE FINANCE AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF BORROWER OR WFFPC. THIS PROVISION IS A MATERIAL INDUCEMENT FOR WFFPC ENTERING INTO THE FINANCE AGREEMENT.

BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND THAT THE MEANING AND EFFECT OF THE JURY TRIAL WAIVER IN THE PRECEDING PARAGRAPH HAS BEEN FULLY EXPLAINED TO BORROWER BY ITS COUNSEL.

This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of WFFPC and its successors and assigns. This Note shall be governed as to validity, interpretation and effect by the laws of the State of Iowa.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. ATTEST: COASTAL CREDIT, L.L.C.

By:	/s/ Nina T. White	By:	/s/ William E. McKnight
Name:	Nina T. White	Name:	William E. McKnight
Title:	Secretary	Title:	President

D-2

EXHIBIT J
GUARANTY

THIS GUARANTY, dated August 31, 2005, is made by WHITE RIVER CAPITAL, INC., with an address at 250 North Shadeland Avenue, Indianapolis, Indiana 46219 (“Guarantor”), in favor of WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC. (“WFFPC”), an Iowa corporation with offices at 800 Walnut Street, Des Moines, Iowa.

BACKGROUND

A.  WFFPC is contemporaneously herewith entering into a Second Amendment to Finance Agreement dated as of August ___, 2005 (the “Second Amendment”), which amends a certain Amended Finance Agreement between WFFPC and Coastal Credit LLC, a Virginia limited liability company, dated as of April 16, 2001 (as may be amended from time to time, the “Finance Agreement”), under which WFFPC has agreed to loan Borrower up to the maximum aggregate principal amount of $100,000,000.00;

B.  It is a condition precedent to WFFPC entering into the Second Amendment that Guarantor shall have executed and delivered to WFFPC this Guaranty.

NOW, THEREFORE, in order to induce WFFPC to enter into the Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Guarantor does hereby covenant and agree with WFFPC as follows:

1.  Definitions and Construction. Reference is hereby made to the Finance Agreement for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Finance Agreement and not defined herein shall have the respective meanings ascribed to such terms in the Finance Agreement.

2.  Guaranty. Guarantor, absolutely, unconditionally and without limit, guarantees and becomes surety for the full, prompt and punctual payment to WFFPC, as and when due, whether at maturity, by acceleration or otherwise, of any and all indebtedness, and performance of any and all liabilities and obligations of Borrower to WFFPC created at any time under, or pursuant to the terms of the Finance Agreement and of the promissory note issued by Borrower, jointly and severally, in favor of WFFPC, evidencing the same (as may be amended from time to time, the “Note”), whether for principal, interest, premiums, fees, expenses or otherwise (all such indebtedness, liabilities and obligations being herein called collectively the “Obligations”), together with any and all expenses, including without limitation reasonable attorneys’ fees and disbursements, which may be incurred by WFFPC in collecting any or all of the Obligations or enforcing any and all rights against Guarantor under this Guaranty (herein the “Expenses”). Without limiting Guarantor’s obligations hereunder and notwithstanding any purported termination of this Guaranty, if any Bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, dissolution, assignment for the benefit of creditors, or similar event with respect to Borrower or any co-guarantor or endorser of all or any of the Obligations shall occur, and such occurrence shall result in the return of (or in such event any WFFPC shall be requested to return) any payment or performance of any of the Obligations or Expenses, then (a) without further notice, demand or other action, the obligations of the Guarantor hereunder shall be reinstated with respect to (i) such payment or performance returned (or requested to be returned) and (ii) with respect to all further obligations arising as a result of such return or request, and (b) Guarantor shall thereupon be liable therefor, without any obligation on the part of WFFPC to contest or resist any such return.

3.  Nature and Term of Guaranty.

(a)  The obligations and liability of Guarantor under this Guaranty shall be independent, joint and several, absolute, primary and direct, irrevocable and unconditional, regardless of any non-perfection of any collateral security for the Obligations; any lack of validity or enforceability of the Finance Agreement or the Note or any of the Obligations or Expenses; the voluntary or involuntary liquidation, dissolution, sale or other disposition of all, or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, Bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Borrower or Guarantor or any co-guarantor or endorser of, any or all of the Obligations and Expenses or any of the assets of any of them, or any contest of the validity of this Guaranty in any such proceeding; or any law, regulation or decree now or hereafter in effect in any jurisdiction which might in any manner affect any of such terms or provisions or any of the rights of WFFPC with respect thereto or which might cause or permit the Borrower or any co-guarantor or endorser of the Obligations and Expenses to invoke any defense to, or any alteration in the time, amount or manner of payment of any or all of the Obligations and Expenses or performance of this Guaranty.

(b)  The dissolution or adjudication of bankruptcy of Guarantor shall not revoke this Guaranty. If the Guarantor shall be dissolved or shall become insolvent (however defined), then WFFPC shall have the right to declare immediately due and payable, and Guarantor will forthwith pay to WFFPC, the full amount of all of the Obligations whether due and payable or unmatured. If Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the full amount of all of the Obligations, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

(c)  This Guaranty is a continuing guaranty and shall remain in full force and effect until the Obligations, the Expenses and any and all other amounts payable hereunder shall have been paid in full and no further loans or advances are available under the Finance Agreement and the period during which any payment by Borrower or Guarantor is or may be subject to rescission, avoidance or refund under the Bankruptcy Code (or any similar state statute) shall have expired.

4.  Payment in Accordance with Note and Finance Agreement.

(a)  Guarantor hereby guaranties that the Obligations and Expenses shall be paid and performed strictly in accordance with the terms of the Note and the Finance Agreement.

(b)  If any Obligation or Expense is not paid or performed by the Borrower punctually, subject to any applicable grace period, including without limitation any Obligation due by acceleration of the maturity thereof, Guarantor will, upon WFFPC’s demand, without duplication, immediately pay or perform such Obligation or Expense or cause the same to be paid or performed. Guarantor will pay to WFFPC, upon demand, without duplication, all costs and expenses, including the Expenses, which may be incurred by WFFPC in the collection or enforcement of the Guarantor’s obligations under this Guaranty.

5.  Rights and Remedies of WFFPC. WFFPC, in its sole discretion, may proceed to exercise any right or remedy which it may have under this Guaranty against Guarantor without first pursuing or exhausting any rights or remedies which it may have against Borrower or against any other person or entity or any collateral security, and may proceed to exercise any right or remedy which it may have under this Guaranty without regard to any actions or omissions of any other person or entity, in any manner or order, without any obligation to marshal in favor of Guarantor or other persons or entities and without releasing Guarantor’s obligations hereunder with respect to any unpaid Obligations and Expenses. No remedy herein conferred upon or reserved to WFFPC is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity.

6.  Actions by WFFPC Not Affecting Guaranty. WFFPC, at any time or from time to time, in such manner and upon such terms as it may deem proper, may extend or change the time of payment or the manner or place of payment of, or otherwise modify or waive any of the terms of, or release, exchange, settle or compromise any or all of the Obligations and Expenses or any collateral security therefor, or subordinate payment of the same, or any part thereof, to the payment of any other indebtedness, liabilities or obligations of Borrower which may at any time be due or owing to WFFPC, or elect not to enforce any of WFFPC’s rights with respect to any or all of the Obligations and Expenses or any collateral security therefor, all without notice to, or further assent of Guarantor and without releasing or affecting Guarantor’s obligations hereunder.

7.  Payments Under Guaranty. All payments by Guarantor hereunder shall be made in immediately available funds and in lawful money of the United States of America to WFFPC at its office at 800 Walnut St., Des Moines, Iowa 50309 or at such other location as WFFPC shall specify by notice to Guarantor. All payments by Guarantor under this Guaranty shall be made by Guarantor solely from Guarantor’s own funds and not from any funds of Borrower.

8.  Modifications and Waivers. No failure or delay on the part of WFFPC in exercising any power or right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power under this Guaranty. No modification or waiver of any provision of this Guaranty nor consent to any departure therefrom shall, in any event, be effective unless the same is in writing signed by WFFPC and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on Guarantor, in any case, shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.

9.  Guarantor’s Waiver. Guarantor hereby waives promptness, diligence, presentment, demand, notice of acceptance and any other notice with respect to any of the Obligations, the Expenses and this Guaranty.

10.  Subordination of Subrogation. Guarantor hereby expressly agrees that it shall not exercise, against Borrower, any other guarantor, maker, endorser or person (a) any right which Guarantor may now have or hereafter acquire by way of subrogation under this Guaranty, by law or otherwise or by way of reimbursement, indemnity, exoneration, or contribution; or (b) any right to assert defenses as the primary obligor of the Obligations; or (c) any other claim which it now has or may hereafter acquire against Borrower or any other person or against or with respect to Borrower’s property (including, without limitation, any property which has been pledged to secure the Obligations); or (d) any right to enforce any remedy which Guarantor may now have or hereafter acquire against Borrower or any other guarantor, maker or endorser; in any case, whether any of the foregoing claims, remedies and rights may arise in equity, under contract, by payment, statute, common law or otherwise until all Obligations and Expenses have been indefeasibly paid in full. If in violation of the foregoing any amount shall be paid to Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of WFFPC and shall forthwith be paid to WFFPC to be credited and applied against the Obligations and Expenses, whether matured or unmatured, in accordance with the terms of the Note and the Finance Agreement.

11.  No Setoff. No setoff, counterclaim, deduction, reduction, or diminution of any obligation, or any defense of any kind or nature which Guarantor has or may have against any Borrower or WFFPC shall be available hereunder to such Guarantor.

12.  Representations and Warranties. Guarantor hereby represents and warrants as follows:

(a)  Guarantor is a corporation, duly organized and validly existing and has full power and authority to make and deliver this Guaranty.

(b)  The execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all necessary action of its directors and shareholders and do not and will not violate the provisions of, or constitute a default under, any presently appliable law or its articles of incorporation and bylaws or any agreement presently binding on it

(c)  This Guaranty has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful, binding and legally enforceable obligation of Guarantor.

(d)  The authorization, execution, delivery and performance of this Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency.

(e)  The financial statements of Guarantor, dated June 30, 2005, copies of which have been furnished to WFFPC, are true and correct as of such date, and since such date there has been no materially adverse change in the financial condition of Guarantor.

(f)  There is no pending or threatened action or proceeding affecting Guarantor before any court, governmental agency or arbitrator which may materially adversely affect the financial condition of Guarantor.

13.  Covenants. Guarantor covenants and agrees that, so long as any part of the Obligations and Expenses shall remain unpaid:

(a)  Guarantor shall furnish WFFPC, within 90 days after the end of each calendar year, financial statements in form satisfactory to WFFPC. The financial statements shall include, and indicate Guarantor’s interests in jointly owned assets and any joint or contingent liabilities of Guarantor. Timely filing of consolidated annual financial statements with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, in a manner publicly accessible on the Commissioners EDGAR database shall constitute compliance with this subparagraph 13(a).

(b)  Guarantor shall prepare and timely file all federal, state, and local tax returns required to be filed by the Guarantor and shall submit to WFFPC a copy of its federal tax return immediately after filing same with the Internal Revenue Service.

14.  Addresses for Notices. All requests, consents, notices and other communications required or permitted hereunder or in connection herewith shall be deemed satisfactorily given if in writing and delivered personally or by registered or certified mail, postage pre-paid, by reliable overnight courier, or by telecopier to the parties at their respective addresses set forth below or at such other address as may be given by any party to the other in writing in accordance with this Section 14:

If to Guarantor:

to Guarantor at the address listed in the preliminary paragraph of this Guaranty.

If to Borrower:

Coastal Credit Company, L.L.C.
Att. William E. MCKnight, President
3852 Virginia Beach Blvd.
Virginia Beach, VA 23452
(757) 340-6000
FAX (757) 340-3716

If to WFFPC:

Wells Fargo Financial Preferred Capital, Inc.
800 Walnut Street
Des Moines, IA 50309
Attn: Tom Murphy, Senior Vice President
FAX No.: (515) 557-8215

15.  Continuing Guaranty; Transfer of Note. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Obligations, the Expenses and all other amounts payable under this Guaranty shall have been paid in full and the period during which any payment by Borrower or Guarantor is or may be subject to avoidance or refund under the United States Bankruptcy Code (or any similar statute) shall have expired, (b) be binding upon Guarantor and the personal representatives, heirs, successors and assigns of Guarantor, and (c) inure to the benefit of, and be enforceable by WFFPC and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), WFFPC may endorse, assign or otherwise transfer the Note to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to WFFPC herein or otherwise.

16.  Entire Agreement. This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

17.  Severability.

(a)  The invalidity or unenforceability of any one or more portions of this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty.

(b)  Guarantor and WFFPC agree that in an action or proceeding involving any state or federal Bankruptcy, insolvency or other law affecting the rights of creditors generally:

(i)  If any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Guaranty in any jurisdiction.

(ii)  If the guaranty hereunder by Guarantor would be held or determined to be void, invalid or unenforceable on account of the amount of its aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by Guarantor, WFFPC or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

(iii)  If any other guaranty by any one or more other guarantor is held or determined to be void, invalid or unenforceable, in whole or in part, such holding or determination shall not impair or affect:

(A)  the validity and enforceability of the guaranty hereunder by Guarantor, which shall continue in full force and effect in accordance with its terms; or

(B)  the validity and enforceability of any clause or provision not so held to be void, invalid or unenforceable.

18.  Counterparts. This Guaranty may be executed by Guarantor in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

19.  Governing Law. This Guaranty shall be deemed to be a contract under the laws of the State of Iowa and for all purposes shall be governed by and construed in accordance with such laws.

20.  Jurisdiction, Venue, Trial By Jury. Guarantor hereby (a) agrees that any litigation, action or proceeding arising out of or relating to this Guaranty shall be instituted in the courts of the State of Iowa or the United States District Courts for the Districts of Iowa; (b) waives any objection which Guarantor might have now or hereafter to the venue in such courts of any such litigation, action or proceeding; (c) irrevocably submits to the venue and exclusive jurisdiction of such courts in any such litigation, action or proceeding; (d) irrevocably consents to personal jurisdiction in such courts and further agrees that service of process upon Guarantor may be effected by certified mail to the address provided in Section 14 of this Guaranty or by any other means permitted by law; (e) waives any claim or defense of inconvenient forum; and (f) waives any right to trial by jury. The foregoing shall not preclude WFFPC from seeking to enforce this Guaranty in any other court of competent jurisdiction.

21.  Acknowledgement of Receipt. The Guarantor acknowledges receipt of a copy of this Guaranty, each Credit Document and each other document and agreement executed by the Borrower in connection with the Obligations.

IN WITNESS WHEREOF, for good and valuable consideration and intending to be legally bound hereby, this Guaranty has been executed by, on behalf of, Guarantor as of the date first above written.

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IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

GUARANTOR
WHITE RIVER CAPITAL, INC.
By:	/s/ Mark R. Ruh
Title:	President